INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this “Lease”) dated for references purposes only is made between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the “Tenant”), as of December 7, 2011 (the “date of this Lease”).

BASIC LEASE INFORMATION

PREMISES:	Approximately One Thousand Nine Hundred and Fifty Seven (1,957) rentable square feet commonly known as 352A Christopher Avenue, Gaithersburg, Maryland 20879, as depicted on Exhibit A-1.

BUILDING & PROJECT:

Approximately Twenty-Eight Thousand Nine Hundred Ninety-Four (28,994) rentable square feet  located at 350-364 Christopher Avenue, Gaithersburg, Maryland 20879, as depicted on Exhibit A-2.  The Building is a part of the Project commonly referred to as Public Storage Business Park, as depicted and more particularly described on Exhibit A-2.

PERMITTED USE:  General Office use.

TERM:

A period of twelve (12) months.  Subject to Section 1.02, the Term shall commence on January 1, 2012 (the “Commencement Date”) and, unless terminated early in accordance with this Lease, end on December 31, 2012 (the “Termination Date”).

BASE RENT:

Period of Term	Monthly Base Rent
1/1/2012-12/31/2012	$1,237.00

ESTIMATED INITIAL MONTHLY OPERATING EXPENSES:  $763.00 per month, subject to Exhibit D.

SECURITY DEPOSIT:  $4,000.00

TENANT'S PROPORTIONATE SHARE OF BUILDING:  6.75%   OF PROJECT:  6.75%

PARKING DENSITY: 3.0 unreserved spaces per 1,000 square feet of the Premises, which spaces shall be in common with other tenants of the Project.

LANDLORD’S BROKER:  Jay Clogg Realty Group, Inc.                    TENANT’S BROKER:  N/A

TENANT’S SIC CODE:  8748

ADDRESSES FOR NOTICES:	To: Tenant Prior to Commencement Date: Attn: FAX: Following Commencement Date: The Premises	To: Landlord Metro Park I, LLC c/o PS Business Parks, Inc. 7529 Standish Place, Suite 115 Rockville, Maryland 20855 Attn: William A. McFaul FAX: (301) 340-8503

TENANT’S BILLING ADDRESS [If different from Notice Address]:

LANDLORD’S REMITTANCE ADDRESS: Wells Fargo Bank, PO Box 535011, Atlanta, Georgia 30353-5011.  Make checks payable to PS Business Parks, L.P.

This Lease consists of the foregoing Basic Lease Information, the following Lease provisions consisting of Sections 1 through 28 and Exhibits A-1, A-2, B, C, and D, all of which are incorporated herein by this reference.  Defined terms used in this Lease and included in the Basic Lease Information shall have the meanings given them in the Basic Lease Information.

1.

Lease of Premises; Compliance with Laws; Surrender.

1.01

Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, upon the terms of this Lease.  The Premises are leased “AS IS” except only for the improvements, if any, which are to be constructed by Landlord pursuant to Exhibit B.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the Premises.  By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition.  The square footages set forth in this Lease are approximate and agreed.  For purposes of this Lease, the term “Property” means the Building (as defined above in the Basic Lease Information), the Project (as defined above in the Basic Lease Information), and the parcel(s) of land on which they are located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building, Project and/or the parcel(s) of land on which they are located.  If the Project is part of a larger complex of structures, the term “Property” may include the entire complex, where appropriate in Landlord’s reasonable discretion.

1.02

If for any reason Landlord cannot deliver possession of the Premises on the Commencement Date, Landlord will not be subject to any liability nor will the validity of this Lease be affected in any manner.  Rather, the actual Commencement Date shall be delayed until delivery of possession in which event the Termination Date shall be extended to include the same number of full calendar months as set forth in the Basic Lease Information (plus any partial first month); provided, in the event delivery of possession is delayed by any act, omission or request of Tenant or any Tenant Entity, then the Premises shall be deemed to have been delivered (and the actual Commencement Date shall occur) on the earlier of the actual date of delivery or the date delivery would have occurred absent the number of days of such delay attributable to Tenant and the Term (as defined above in the Basic Lease Information) shall then be for such number of full calendar months (plus any partial first month).  Upon request made by Landlord following the Commencement Date, Tenant shall execute and deliver a commencement letter setting forth the actual Commencement Date, the date upon which the Term shall expire, and such other matters regarding the commencement of this Lease as Landlord shall request.  Tenant’s failure to execute and return the commencement letter, or to provide written objection to the statements contained in the commencement letter, within 10 days after the date of the commencement letter shall be deemed an approval by Tenant of the statements contained therein.

1.03

If Landlord elects to permit Tenant to enter upon the Premises prior to the Commencement Date for the sole purpose of installing furniture, equipment or other personal property or any other purpose permitted by Landlord other than for the conduct of its business, such early entry shall be at Tenant’s sole risk and shall be subject to all the terms and provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Tenant’s Proportionate Share of Operating Expenses for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.  If Tenant takes possession of the Premises before the Commencement Date for any other purpose, such possession shall be subject to the terms and conditions of this Lease, including without limitation, Tenant’s obligation to pay rent hereunder, and the date Tenant takes possession of the Premises shall be deemed to be the Commencement Date.

1.04

Tenant, at its sole expense, agrees to comply with all federal, state and local laws, codes, ordinances, statutes, rules, regulations and other legal requirements (including covenants and restrictions) applicable to the Premises (collectively, “Laws”).  Tenant agrees to cause the Premises to comply with all Laws, including by making any changes to the Premises necessitated by any Tenant activity, including but not limited to changes required by (a) any Tenant Improvements or Tenant Alterations (as defined below), or (b) any use of the Premises or Property by Tenant or any Tenant Entity.  If any activity of Tenant or any Tenant Entity necessitates changes to the Project other than the Premises, then Landlord shall elect that Landlord accomplish the same at Tenant’s expense or that Tenant accomplish the same at its own expense.  In the event that as a result of Tenant’s use, or intended use, of the Premises, the Americans with Disabilities Act or any other Law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or common areas of the Property (as the same are identified from time to time by Landlord for common use) (the “Common Areas”), the parties agree that such modifications, construction or improvements shall be made at Tenant’s expense.  Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas.  Landlord shall have the right, in Landlord’s sole discretion, from time to time, (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available, (iii) to designate other land outside the boundaries of the Property to be a part of the Common Area, (iv) to add additional buildings and improvements to the Common Areas, and (v) and to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Property as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

1.05

Upon expiration or termination of this Lease, Tenant agrees to remove all of Tenant’s personal property from the Premises and return the Premises to Landlord in the same condition as received by Tenant (excepting normal wear and tear) with all removal, repair, and restoration duties of Tenant, including without limitation pursuant to Section 9.04, being fully performed to Landlord’s reasonable satisfaction.  Notwithstanding any other provision of this Lease to the contrary, Tenant shall remove at its expense in compliance with the National Electric Code or other applicable Law, at or prior to the expiration or termination of this Lease, all wiring and cabling installed at or about the Premises which shall have been installed by or on behalf of Tenant.  Such wiring and cabling shall include but not be limited to (a) wiring and cabling above the ceiling panels, behind or within walls, and under or within floors, and (b) wiring and cabling for voice, data, security or other purposes.  If Tenant abandons, vacates, or surrenders the Premises, or is dispossessed by process of Law, or otherwise, any personal property belonging to Tenant left in or about the Premises will, at the option of Landlord, be deemed abandoned and may be disposed of by Landlord at the expense and risk of Tenant.

1.06

Landlord has no duty to provide security for any portion of the Property.  To the extent Landlord elects to provide any security, Landlord is not warranting the effectiveness of any security personnel, services, procedures or equipment and Tenant shall not rely on any such personnel, services, procedures or equipment. Landlord shall not be liable for failure of any such security personnel, services, procedures or equipment to prevent or control, or to apprehend anyone suspected of, personal injury or property damage in, on or around the Property.

2.

Base Rent.  On or before the first day of each calendar month of the Term, Tenant will pay to Landlord the Base Rent for such month.  Base Rent and Additional Rent (defined below) for any first partial month and for the first full calendar month of the Term, together with the Security Deposit, are due and payable upon execution of this Lease.  Monthly rent for any partial calendar month will be prorated.  All sums and other charges payable by Tenant to Landlord hereunder shall be deemed rent.  Base Rent and all other amounts required to be paid by Tenant hereunder shall be paid without deduction or offset and without prior notice or demand.  All such amounts shall be paid in lawful money of the United States of America and shall be paid to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing from time to time.  Amounts payable hereunder shall be deemed paid when actually received by Landlord.

3.

Additional Rent.  Unless otherwise specifically stated in this Lease, any charge payable by Tenant under this Lease other than Base Rent is called “Additional Rent.”  The term “rent” whenever used in this Lease means Base Rent, Additional Rent and/or any other charge, fee or monies payable by Tenant under the terms of this Lease.  Tenant shall pay Tenant’s Proportionate Share of Operating Expenses in accordance with Exhibit D of this Lease.

4.

Late Charges.  If any sum payable by Tenant to Landlord is not received by Landlord within five (5) days of the date due, Tenant shall pay a late charge equal to the greater of (a) $50.00, or (b) 10% or the highest per annum rate of interest permitted from time to time under applicable Law (whichever is less) of the then delinquent amount.  A $50.00 handling fee will be paid to Landlord by Tenant for each bank returned check.  In the event of a Default, Tenant, at Landlord’s election, shall make all future payments to Landlord by wire or electronic transfer, by cashier’s check or by an automatic payment from Tenant’s bank account to Landlord’s account, in each case without cost to Landlord.  The acceptance of late charges and returned check charges by Landlord will not constitute a waiver of any Tenant default nor any other rights or remedies of Landlord.

5.

Security Deposit.  Upon Tenant’s execution of this Lease, Tenant will deposit with Landlord the Security Deposit (as defined above in the Basic Lease Information) in the amount specified in the Basic Lease Information as security for Tenant’s full and faithful performance of every provision under this Lease.  Landlord will not be required to keep the Security Deposit separate from its general funds.  Without limiting or impairing any right Landlord may have or hereafter acquire under this Lease or applicable Law with respect to the Security Deposit, Tenant hereby grants to Landlord a security interest in the Security Deposit.  The Security Deposit is not an advance rent payment or a measure of damages under this Lease.  If Tenant fails to pay any rent due herein, or otherwise is in default of any provision of this Lease, Landlord may, without waiver of the default or of any other right or remedy, use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Landlord or to compensate Landlord for any loss or damage suffered by Tenant’s default.  Within 5 days after written notification by Landlord, Tenant will restore the Security Deposit to the full amount required under this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest (except when required by Law) or to be prepayment for any monies to Landlord by Tenant under this Lease. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with this Lease. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit.

6.

Use of Premises.

6.01

The Premises will be used and occupied only for the Permitted Use.  Tenant will, at its sole expense, comply with all conditions and covenants of this Lease, and all Laws.  Tenant will not use or permit the use of the Premises, the Property or any part thereof, in a manner that is unlawful or in violation of any Law, conflicts with or is prohibited by the terms and conditions of this Lease or the Rules and Regulations (as defined in Section 27.08 below), diminishes the appearance or aesthetic quality of any part of the Property, creates waste or a nuisance, or causes damage to the Property.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises nor take or permit any other action in the Premises that would endanger, annoy, or interfere with the operations of, Landlord or any other tenant of the Property.  Tenant shall obtain, at its sole expense, any permit or other governmental authorization required for Tenant to legally operate its business from the Premises.  Any animals, excepting guide dogs, on or about the Property or any part thereof are expressly prohibited.

6.02

In the event of any excessive trash in or outside the Premises, as determined by Landlord in its sole discretion, Landlord will have the right to remove such excess trash, charge all costs and expenses attributable to its removal to Tenant and impose fines in the event Tenant fails to remedy the situation.  Tenant will not cause, maintain or permit any outside storage on or about the Property.  In the event of any unauthorized outside storage by Tenant or any Tenant Entity, Landlord will have the right, without notice, in addition to such other rights and remedies it may have, to remove any such storage at Tenant’s expense.

7.

Parking.  All parking will comply with the terms and conditions of this Lease and applicable Rules and Regulations (as defined in Exhibit C hereto).  Tenant will have a non-exclusive privilege on a "first-come, first-served" basis to use Tenant’s Proportionate Share of those parking spaces designated by Landlord for public parking.  The parking privileges granted to Tenant are personal to Tenant; Tenant shall not assign or sublet parking privileges.

8.

Utilities and Services.

8.01

Tenant agrees to make all arrangements for, and to pay directly all costs of, utility services supplied to the Premises, including but not limited to, water, gas, heat, light, power, telephone, and sewer.  In the event it is not possible for Tenant to obtain separate utility and/or other services, or if Landlord, in its sole discretion, elects to provide any such utility and/or other services to Tenant, such utility and/or other services may, at Landlord’s discretion, be obtained in Landlord’s name, and Tenant will pay Landlord, as Additional Rent, the cost of any utility services provided by Landlord either:  (a) through inclusion in Operating Expenses (except for excess usage, which will be paid as a separate charge by Tenant to Landlord); (b) by a separate charge payable by Tenant to Landlord; or (c) by a separate charge billed by the applicable utility company and payable directly by Tenant.  Landlord reserves the right to separately meter any such service at Tenant’s expense at any time during the Term.

8.02

Landlord will not be liable or deemed in default, nor will there be any abatement of rent, breach of any covenant of quiet enjoyment, partial or constructive eviction or right to terminate this Lease, for (a) any interruption or reduction of utilities, utility services or telecommunication services, (b) any telecommunications or other company (whether selected by Landlord or Tenant) failing to provide such utilities or services or providing the same defectively, and/or (c) any utility interruption in the nature of blackouts, brownouts, rolling interruptions, hurricanes, tropical storms or other natural disasters.  Tenant agrees to comply with any energy conservation programs required by Law or implemented by Landlord.  Landlord reserves the right, in its sole discretion, to designate, at any time, the utility and service providers for Tenant’s use within the Property (other than Tenant’s telecommunications and data service providers); no such designation shall impose liability upon Landlord.  Tenant has satisfied itself as to the adequacy of any Landlord owned utility equipment and the quantity of telephone lines and other service connections to the “Building’s Point of Demarcation” available for Tenant’s use.

8.03

In the event that Landlord elects, in its sole discretion, to maintain a preventive maintenance/service contract with respect to any heating and air conditioning systems and equipment serving the Premises, and Tenant shall pay to Landlord as Additional Rent, the cost of such contract and any service either as a separate charge payable by Tenant to Landlord or through inclusion in Operating Expenses.  Notwithstanding the foregoing, at Landlord’s request at any time during the Term, Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord).  The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within 30 days of the date Landlord requires Tenant to obtain and maintain such service contract.  Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

9.

Tenant Improvements; Tenant Alterations; Mechanic’s Liens.

9.01

Any improvements to be constructed in the Premises by Tenant prior to Tenant initially commencing use of the Premises are referred to throughout this Lease as “Tenant Improvements.”  All Tenant Improvements will be performed in accordance with the terms and conditions outlined in Exhibit B and also in accordance with the provisions set forth in this Lease, including this Article 9 regarding Tenant Alterations.

9.02

The following provisions apply to “Tenant Alterations” which means and includes (a) any alterations, additions or improvements to the Premises undertaken by or on behalf of Tenant, (b) any utility installations at the Premises undertaken by Tenant, and (c) any repair, restoration, replacement, or maintenance work at the Premises undertaken by or on behalf of Tenant.  Tenant shall not commence any Tenant Alteration without first obtaining the prior written consent of Landlord in each instance.  Tenant shall submit such information regarding the intended Tenant Alteration as Landlord may reasonably require, and no request for consent shall be deemed complete until such information is so delivered.  The following provisions apply to all Tenant Alterations:  (i) Tenant shall hire a licensed general contractor approved by Landlord who, in turn, shall hire only licensed subcontractors; (ii) Tenant shall obtain all required permits and deliver a copy of the same to Landlord.  Tenant shall install all Tenant Alterations in strict compliance with all Laws, permits, any plans approved by Landlord, and all conditions to Landlord’s approval; (iii) Unless Landlord elects otherwise, Tenant shall remove each Tenant Alteration at the end of this Lease or Tenant’s right of possession and restore the Premises to its prior condition, all at Tenant’s sole expense; and (iv) Tenant shall deliver to Landlord, within ten (10) days following installation of each Tenant Alteration, (A) accurate, reproducible as-built plans, (B) proof of final inspection and approval by all governmental authorities, (C) complete lien waivers acceptable to Landlord for all costs of the Tenant Alteration, and (D) a copy of a recorded notice of completion.  Landlord’s approval of any Tenant Improvements and Tenant Alterations and/or Landlord’s approval or designation of any general contractor, subcontractor, supplier or other project participant will not create any liability whatsoever on the part of Landlord.  Tenant shall pay to Landlord a fee equal to 10% of total costs to compensate Landlord for review of plans, inspection of work, and other activities regarding any Tenant Alterations.

9.03

Tenant shall pay all costs of Tenant Alterations as and when due.  Tenant shall not allow any lien to be filed.  Tenant shall obtain advance lien waivers and third-party beneficiary agreements from all contractors, subcontractors, suppliers, and others providing equipment, labor, materials, or services, in the form required by Landlord.  If any lien is filed, Tenant shall within 5 days remove such lien.  In addition, if any such lien is filed, then, without waiver of any other right or remedy, Landlord shall have the right to cause such lien to be removed by any means allowed by Law.  All sums expended by Landlord in connection with such lien and/or its removal, including attorney fees, shall be immediately due from Tenant to Landlord, together with interest at the rate of 12% or the highest per annum rate of interest permitted from time to time under applicable Law (whichever is less).

9.04

All Tenant Improvements and Tenant Alterations are part of the realty and belong to Landlord.  Tenant shall be solely responsible for all taxes applicable to any Tenant Alterations, to insure all Tenant Alterations and to restore the same following any casualty.  As a condition of Landlord consenting to any Tenant Improvements or Tenant Alterations, Landlord reserves the right to require Tenant to pay an amount determined by Landlord to remove all of any Tenant Improvements or Tenant Alterations and restore the Premises to their condition before any such work commenced (normal wear and tear excepted).  At any time prior to the expiration or earlier termination of this Lease, Landlord may require, upon 10 days’ prior written notice to Tenant, that Tenant remove all, or any part of the Tenant Improvements and/or Tenant Alterations at its sole cost and expense and repair any damage caused by such removal.  If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense.  The provisions of this Article 9 shall survive the expiration or any earlier termination of this Lease.

10.

Repairs.

10.01

Subject to Section 10.02 below, Tenant shall, at all times and at its sole cost and expense, keep all applicable parts of the Premises (including without limitation the Tenant Improvements and Tenant Alterations, windows, glass and plate glass, doors (including, without limitation, overhead and roll up doors), exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings), interior and exterior, and all equipment and facilities within or serving the Premises, in good order, condition and repair regardless of whether the portion of the

Premises requiring repairs, or the means of repairing same, are reasonably or readily accessible, and regardless of whether the need for such repairs or maintenance occurs as a result of Tenant’s use, any prior use, vandalism, acts of third parties, Force Majeure (as defined in Article 26 below) or the age of the Premises, reasonable wear and tear excepted.  The standard for comparison of condition will be the condition of the Premises as of the original date of Landlord’s delivery of the Premises and failure to meet such standard shall create the need to repair.  If Tenant does not perform required maintenance or repairs, Landlord shall have the right, without waiver of Default or of any other right or remedy, to perform such obligations of Tenant on Tenant’s behalf, and Tenant will reimburse Landlord for any costs incurred, together with an administrative fee in an amount equal to 10% of the cost of the repairs, immediately upon demand.

10.02

In the event the Premises constitute a portion of a multiple occupancy Building or otherwise at Landlord’s election, Landlord shall perform the repair and maintenance of the roof, exterior walls, exterior areas and common sewage line plumbing which are otherwise Tenant’s obligation under Section 10.01 above, and any other maintenance and repair of exterior, structural, and/or common elements which Landlord shall elect, and Tenant shall, in lieu of the obligations set forth under Section 10.01 above with respect to such items, be liable for its Proportionate Share of the expenses so incurred by Landlord; provided, Tenant shall reimburse Landlord for 100% of any such expense incurred by Landlord due to the act or omission of Tenant or any Tenant Entity.  Tenant expressly waives the benefit of any statute or other legal right now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense, whether by deduction of rent or otherwise, or to terminate this Lease because of Landlord’s failure to keep the Property, or any part thereof in good order, condition and repair.

11.

Insurance.

11.01

Tenant will not do or permit anything to be done within or about the Premises or the Property which will increase the existing rate of any insurance on any portion of the Property or cause the cancellation of any insurance policy covering any portion of the Property (including, without limitation, any liability coverage).  Tenant will, at its sole cost and expense, comply with any requirements of any insurer of Landlord.  Tenant agrees to maintain policies of insurance described in this Article.  Landlord reserves the right, from time to time, to require additional coverage (including, flood insurance, if the Premises is located in a flood hazard zone), and/or to require higher amounts of coverage, provided such additional coverage or higher amounts of coverage are generally imposed by owners of comparable buildings and projects in the area of the Building and the Project.

11.02

Tenant shall maintain the following insurance (“Tenant’s Insurance”):

(a)

Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum of $1,000,000.00, and not less than $1,000,000.00 in the annual aggregate, covering third-party bodily injury, property damage, personal injury and advertising injury, product/completed operations as applicable, medical expenses and contractual liability.  Defense costs will be in addition to the limit of liability.  A combination of a General Liability policy and an umbrella policy or excess liability policy may be used to satisfy this limit;

(b)

Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises, including for which Tenant has repair obligations and any Tenant Improvements and Tenant Alterations performed by or for the benefit of Tenant.  No coinsurance provision will apply;

(c)

Workers’ Compensation Insurance in amounts not less than the amounts required by Law;

(d)

Employers Liability Coverage of at least $1,000,000.00 (each accident, disease – each employee, disease – policy limit);

(e)

Automobile Liability coverage of not less than $1,000,000.00 combined single limit including property damage covering Tenant’s owned, and hired vehicles; and

(f)

If Tenant uses any part of the Premises or Property to store or to perform work on vehicles, Tenant shall maintain garage liability insurance in such form and amount as Landlord may require from time to time, but not less than $1,000,000.00.

11.03

No insurance policy of Tenant shall have a self insured retention or deductible greater than $5,000.00.

11.04

Any company writing Tenant’s Insurance shall be licensed to do business in the state in which the Premises is located and shall have an A.M. Best rating of not less than A-VIII.

11.05

Tenant will deliver to Landlord (and, at Landlord’s request, to any Mortgagee (as defined in Article 25 below) or to any other third party), simultaneously with its execution of this Lease and thereafter at least 30 days prior to expiration, cancellation or change in insurance, certificates acceptable to Landlord of insurance evidencing, at a minimum, the coverage specified in this Article 11.  All such certificates shall be in form and substance satisfactory to Landlord, shall affirmatively demonstrate all coverage and requirements set forth in this Lease, shall contain no disclaimers of coverage, and shall include that the insurer will endeavor to give the certificate holder 30 days’ written notice prior to cancellation or change in any coverage.  In addition, Tenant will give Landlord at least 30 days’ prior written notice prior to cancellation or change in any coverage.

11.06

Tenant hereby assigns to Landlord all its rights to receive any proceeds of such insurance policies attributable to any Tenant Improvements and Tenant Alterations if this Lease is terminated due to damage or destruction.  Landlord and the Landlord Related Parties shall be named additional insureds on Tenant’s insurance policies (excluding Workers’ Compensation Insurance); provided, however, that with respect to property insurance covering any Tenant Improvements and Tenant Alterations, Landlord and the Landlord Related Parties shall be loss payee thereunder (and the foregoing designations shall be evidenced on the insurance certificates delivered to Landlord as required hereby).  All insurance to be carried by Tenant will be primary to, and non-contributory with, Landlord’s insurance, and there will be no exclusion for cross-liability endorsements and will in addition to the above coverage specifically insure Landlord against any damage or loss that may result either directly or indirectly from any default of Tenant under Article 13 (Hazardous Materials) herein.  Any similar insurance carried by Landlord will be non-contributory and considered excess insurance only.

11.07

Tenant will name Landlord (and, at Landlord’s request, any Mortgagee (as defined in Article 25 below), Landlord’s agents, and/or any other parties designated by Landlord) as additional insureds on all insurance policies required of Tenant under this Lease, other than Worker’s Compensation, Employer’s Liability, and Fire and Extended coverage (except on Tenant Improvements or Tenant Alterations to the Premises for which Landlord shall be named loss payee) insuring Landlord and such other additional insureds regardless of any defenses the insurer may have against Tenant and regardless of whether the subject claim is also made against Tenant.  All insurance policies carried by Tenant will permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy, and will release Landlord and the Landlord Related Parties (as defined in Article 24 below), from any claims for damage to any person, to the Property of which the Premises are a part, any existing improvements, Tenant Improvements and Tenant Alterations to the Premises, and to any furniture, fixtures, equipment, installations and any other personal property of Tenant caused by or resulting from, risks which are to be insured against by Tenant under this Lease, regardless of cause.  The foregoing shall be evidenced in Tenant’s certificate of insurance.

11.08

Landlord will secure and maintain insurance coverage in such limits as Landlord may deem reasonable in its sole judgment to afford Landlord adequate protection.  The premiums for such coverage are “Insurance Premiums” under Exhibit D to this Lease.  Any proceeds of such insurance shall be the sole property of Landlord to use as Landlord determines.  Tenant will provide, at its own expense, all insurance as Tenant deems adequate to protect its interests.

11.09

Without limiting the effect of any other waiver of or limitation on the liability of Landlord set forth herein, and except as provided in Article 12 below, Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s personal property, fixtures and equipment, any Tenant Improvements or Tenant Alterations, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.  For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.  For purposes of this Section 11.09, “Landlord” shall include the Landlord Related Parties.

11.10

Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises, including, without limitation, any Tenant Improvements and/or Tenant Alterations (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.11

So long as the coverage afforded Landlord, the other additional insureds and any designees of Landlord shall not be reduced or otherwise adversely affected, all or part of Tenant’s insurance may be carried under a blanket policy covering the Premises and  any other of Tenant’s locations, or by means of a so called “Umbrella” policy  and/ or by an Excess Liability policy  so long as the total required coverage amounts are met by Tenant’s cumulative insurance coverage, be it by Tenant’s insurance policy, Excess Liability coverage and/or a combination thereof.

12.

Waiver of Claims; Indemnification.  Tenant waives all claims against Landlord and the Landlord Related Parties for any damage to any property in or about the Property, for any loss of business or income, and for injury to or death of any persons, regardless of the cause of any such loss or event (including negligence) or time of occurrence.  Tenant will indemnify, protect, defend and hold harmless Landlord and the Landlord Related Parties from and against all claims, losses, damages, causes of action, costs, expenses and liabilities, including reasonable legal fees, arising out of Tenant’s occupancy of the Premises or presence on the Property, the conduct of Tenant’s business, any default by Tenant, and/or any act, omission or neglect (including violations of Law) of Tenant or its agents, contractors, employees, suppliers, licensees or invitees, successors or assigns (each a “Tenant Entity” and collectively, the “Tenant Entities”).  Landlord shall indemnify, protect, defend and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, to the extent arising out of or relating to the gross negligence or willful misconduct of Landlord or the Landlord Related Parties (subject to the provisions of Section 11.09).  However, notwithstanding anything to the contrary contained herein, Landlord shall in no event be liable for (i) injury to Tenant’s business or any loss of income or profit therefrom or for consequential damages or events of Force Majeure (as defined in Article 26), or (ii) sums up to the amount of insurance proceeds received by Tenant (or which would have been received by Tenant under any insurance coverage required to be maintained by Tenant hereunder) for any loss.  The foregoing indemnity by Landlord shall also not be applicable to claims to the extent arising from the negligence or willful misconduct of Tenant or any Tenant Entity.  The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

13.

Hazardous Materials.

13.01

“Hazardous Materials” will mean any substance commonly referred to, or defined in any Law, as a hazardous material or hazardous substance (or other similar term), including but not be limited to, chemicals, solvents, petroleum products, flammable materials, explosives, asbestos, urea formaldehyde, PCB’s, chlorofluorocarbons, freon or radioactive materials.  Tenant will not cause or permit any Hazardous Materials to be brought upon, kept, stored, discharged, released or used in, under or about any portion of the Property by Tenant, or its agents without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord’s sole discretion; provided, Tenant may bring into the Premises small amounts of Hazardous Materials (such as cleaning products and copy toner) which are readily available to Tenant by unregulated retail purchase if the same are necessary in Tenant’s normal business operations.  If Tenant or any Tenant Entity brings any Hazardous Materials to the Premises or Property, with or without the prior written consent of Landlord (without waiver of the requirement of prior written consent), and in executing this Lease Tenant acknowledges and agrees that by its direct or indirect involvement in the introduction of any Hazardous Materials to the Premises or Property, with or without the consent of the Landlord, that Tenant accepts full and complete responsibility for such Hazardous Materials and henceforth on will be considered the Responsible Party as defined by any applicable governmental authority and/or Law.  Further, Tenant shall: (a) use such Hazardous Material only as is reasonably necessary to Tenant’s business, in small, properly labeled quantities; (b) handle, use, keep, store, and dispose of such Hazardous Material using the highest accepted industry standards and in compliance with all applicable Laws; (c) maintain at all times with Landlord a copy of the most current MSDS sheet for each such Hazardous Material; and (d) comply with such other rules and requirements Landlord may from time to time impose, or with any definition of Hazardous Waste or Law as it may be implemented or modified during or after the term of this Lease.  Upon expiration or earlier termination of this Lease, Tenant will, at Tenant’s sole cost and expense, cause all Hazardous Materials brought to the Premises or the Property by Tenant or any Tenant Entity, to be removed from the Property in compliance with any and all applicable Laws.

13.02

If Tenant or any Tenant Entity violates the provisions of this Article 13, or perform any act or omission which contaminates or expands the scope of contamination of the Premises, the Property, or any part thereof, the underlying groundwater, or any property adjacent to the Property, or violates or allegedly violates any applicable Law, then Tenant will promptly, at Tenant’s expense, take all investigatory and/or remedial action (collectively called “Remediation”), as directed or required by any governmental authority that is necessary to fully clean up, remove and dispose of such Hazardous Materials and any contamination so caused and shall do so in compliance with any applicable Laws.  Tenant will also repair any damage to the Premises and any other affected portion(s) of the Property caused by such contamination and Remediation.

13.03

Tenant shall immediately provide to Landlord written notice of any investigation or claim arising out of the use by Tenant or any Tenant Entity of Hazardous Materials at the Property or the violation of any provision of this Article 13, or alleged violation of any Law and shall keep Landlord fully advised regarding the same.  Tenant shall provide to Landlord all reports regarding the use of Hazardous Materials by Tenant or any Tenant Entity at the Property and any incidents regarding the same, regardless of whether any such documentation is considered by Tenant to be confidential.  Landlord retains the right to participate in any Remediation and/or legal actions affecting the Property involving Hazardous Materials arising from Tenant’s actual or alleged violation of any provision of this Article 13 or Law.

13.04

Tenant will indemnify, protect, defend and forever hold Landlord, its lenders and ground lessor if any, the Landlord Related Parties, the Premises, the Property, or any portion thereof, harmless from any and all damages, causes of action, fines, losses, liabilities, judgments, penalties, claims, and other costs, including, but not limited to, any Landlord Related Parties’ costs incurred during its participation in any Remediation and/or legal actions as specified in 13.03, arising out of any failure of Tenant or Tenant Entity to observe any covenants of this Article 13.  All provisions of this Article 13 shall survive the expiration of this Lease and any termination of this Lease or of Tenant’s right of possession.

14.

Landlord’s Access.  Landlord, its agents, contractors, consultants and employees, will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times following notice to Tenant (which notice may be given orally) to examine the Premises, perform work in the Premises, inspect any Tenant Alterations and/or any Tenant Improvements, show the Premises, exercise any right or remedy, or for any other purpose.  If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions and Tenant shall not have any right to terminate this Lease or abate rent or assert a claim of partial or constructive eviction because of any such closure.  For each of these purposes, Landlord will at all times have and retain any necessary keys.  Tenant will not alter any lock or install new or additional locks or bolts on any door in or about the Premises without obtaining Landlord’s prior written approval and will, in each event, furnish Landlord with a new key.  Access by Landlord will not give Tenant the right to terminate this Lease, and will be without abatement of rent or liability on the part of Landlord or any Landlord Related Parties. During any time Landlord enters the Premises for repairs or to perform work therein, Landlord and its contractors shall use reasonable efforts to minimize interference with Tenant’s business within the Premises, including by using reasonable efforts to schedule such repairs or work shall be performed at times mutually agreed upon by Landlord and Tenant.

15.

Damage or Destruction.

15.01

If the Premises is damaged or destroyed by fire or other casualty, Tenant will immediately give written notice to Landlord of the casualty.  Landlord will have the right to terminate this Lease following a casualty if any of the following occur:  (a) insurance proceeds actually paid to Landlord and available for use are not sufficient to pay the full cost to fully repair the damage; (b) Landlord determines that the Premises or the Building cannot be fully repaired within 180 days from the date restoration commences; (c) the Premises are damaged or destroyed within the last 12 months of the Term; (d) Tenant is in default of this Lease at the time of the casualty; (e) Landlord would be required under this Lease to abate or reduce Tenant’s rent for a period in excess of 6 months if the repairs were undertaken; or (f) the Property, or the Building in which the Premises is located, is damaged such that the cost of repair of the same would exceed 10% of the replacement cost of the same.  If Landlord elects to terminate this Lease, Landlord will be entitled to retain all applicable Tenant insurance proceeds and Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance, excepting those attributable to Tenant’s furniture, fixtures, equipment, and any other personal property.

15.02

If this Lease is not terminated pursuant to Section 15.01, Landlord will repair the Premises and this Lease shall continue.  The repair obligation of Landlord shall be limited to repair of the Premises excluding any Tenant Improvements, Tenant Alterations, and any personal property and trade fixtures of Tenant.  During the period of repair, rent will be abated or reduced in proportion to the degree to which Tenant’s use of the Premises is impaired, as determined by Landlord, not to exceed the total amount of rent loss insurance proceeds, directly attributable to Tenant’s Premises, Landlord has received.  However, rent will not be abated if Tenant or any of its agents is the cause of the casualty.

16.

Assignment and Subletting.

16.01

Tenant will not, voluntarily or by operation of law, assign, sell, convey, sublet or otherwise transfer all or any part of Tenant’s right or interest in this Lease, or allow any other person or entity to occupy or use all or any part of the Premises (collectively called “Transfer”) without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  Any Transfer without the prior written consent of Landlord shall be void.  Without limiting the generality of the definition of “Transfer,” it is agreed that each of the following shall be deemed a “Transfer” for purposes of this Article 16: (a) an entity other than Tenant becoming the tenant hereunder by merger, consolidation, or other reorganization; and (b) a transfer of any ownership interest in Tenant (unless Tenant is an entity whose stock is publicly traded).  Tenant shall provide to Landlord all information requested by Landlord concerning a Transfer.  In no event shall Tenant mortgage, encumber, pledge or assign for security purposes all or any part of its interest in this Lease.  Regardless of whether consent by Landlord is granted in connection with any Transfer, no Transfer shall release Tenant from any obligation or liability hereunder; Tenant shall remain primarily liable to pay all rent and other sums due hereunder to Landlord and to perform all other obligations hereunder.  Similarly, no Transfer, with or without the consent of Landlord, shall release any guarantor from its obligations under its guaranty.  Upon any assignment or sublease, any rights, options or opportunities granted to Tenant hereunder to extend or renew the Term, to shorten the Term, or to lease additional space shall be null and void.

16.02

In the event Landlord consents to a Transfer, the Transfer will not be effective until Landlord receives a fully executed agreement regarding the Transfer, in a form and of substance acceptable to Landlord, any documents or information required by such agreement (including any estoppel certificate and any subordination agreement required by any lender of Landlord), an amount equal to all attorneys’ fees incurred by Landlord (regardless of whether such consent is granted and regardless of whether the Transfer is consummated) and other expenses of Landlord incurred in connection with the Transfer, and a Transfer fee in an amount determined by Landlord (a minimum fee of $250.00), not to exceed $1,000 per transfer or request to transfer.

16.03

Any consideration paid to Tenant for assignment of this Lease, less any reasonable brokerage commission paid by Tenant with respect to such assignment, shall be immediately paid to Landlord.  In the event of a sublease of all or a portion of the Premises, all rents payable by the subtenant in excess of rents payable hereunder (allocated on a per square foot basis in the event of a partial sublease) shall be immediately due and payable to Landlord; provided, excess rental shall be calculated taking into account straight-line amortization, without interest, of any reasonable brokerage commission paid by Tenant in connection with the subject sublease transaction.

16.04

Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to a Transfer, terminate this Lease (or, as to a partial subletting, terminate this Lease as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Landlord terminates this Lease as to only a portion of the Premises, then (a) this Lease shall cease as to such portion of the Premises, (b) Tenant shall pay to Landlord all Base Rent and other amounts accrued through the termination date relating to the portion of the Premises covered by the proposed Transfer, and (c) Tenant shall execute, upon request of Landlord, an amendment hereto setting forth matters related to such partial termination.  Landlord may physically separate the recaptured portion of the Premises and lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

16.05

Upon the occurrence of a Default, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by Law, collect directly from the sublessee(s) all rentals becoming due Tenant and apply such rentals against other sums due hereunder to Landlord.

17.

Default.

Time is of the essence in the performance of all covenants of Tenant.  A “Default” is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease, including, without limitation, the following:

17.01

Tenant fails to make, as and when due, any payment of Base Rent, Additional Rent, or any other monetary payment required to be made by Tenant herein, where such failure shall continue for a period of 5 days after written notice thereof from Landlord to Tenant, as to which time is of the essence, provided that Landlord shall not be required to provide such notice more than once during the 12 month period commencing with the date of such notice.  The second failure (and any subsequent failure) to pay any such amount within 5 days after said payment is due during such 12-month period shall be a Default hereunder without notice.

17.02

Landlord discovers that any representation or warranty made by Tenant or any guarantor was materially false when made or that any financial statement of Tenant or of any guarantor of this Lease given to Landlord was materially false.

17.03

Tenant makes any general arrangement or assignment for the benefit of creditors, becomes a “debtor” in a bankruptcy proceeding, is unable to pay its debts or obligations as they occur, or has an attachment, execution or other seizure of substantially all of its assets located at the Property or its interest in this Lease, or any guarantor becomes insolvent, becomes a “debtor” in a bankruptcy proceeding, fails to perform any obligation under its guaranty, or attempts to revoke its guaranty.

17.04

Tenant fails to observe, perform or comply with any of the non-monetary terms, covenants, conditions, provisions or rules and regulations applicable to Tenant under this Lease other than as specified above in this Article 17; provided, if such failure (a) is not intentional on the part of Tenant, (b) is not the type of failure as to which Landlord shall have previously given Tenant written notice, (c) does not constitute a default or violation under any loan or other agreement to which Landlord is a party, and (d) is, in the sole opinion of Landlord, a curable failure, then such failure shall not be a “Default” unless Tenant does not cure such failure within 20 days following written notice of such failure from Landlord, provided, however, that if said failure cannot be cured with such 20 day period, said cure period may be extended for such reasonable period (not to exceed 60 days) as may be required provided that Tenant has commenced and continued to diligently pursue such cure within 10 business days after Landlord’s notice.    The foregoing Tenant cure period shall in no event apply to any of the following: Tenant’s (i) failure to provide an estoppel certificate when and as required under Section 20 of this Lease; (ii) failure to maintain insurance required under Article 11 of the Lease; (iii) failure to vacate the Premises upon the expiration or earlier termination of the Lease; (iv) failure to comply with any obligation under the Lease pertaining to Hazardous Materials; (v) failure to provide a subordination agreement when and as required under Section 25 of this Lease; (vi) any other matter provided for in another subparagraph of this Article 17 for which another time limit is provided elsewhere in the Lease.

18.

Remedies of Landlord.

18.01

If Tenant fails to perform any duty or obligation of Tenant under this Lease, Landlord may at its option, without waiver of Default nor any other right or remedy, perform any such duty or obligation on Tenant’s behalf.  The costs and expenses of any such performance by Landlord will be immediately due and payable by Tenant upon receipt from Landlord of the reimbursement amount required.

18.02

Upon a Default, with or without notice or demand, and without limiting any other of Landlord’s rights or remedies, Landlord may:

(a)

Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord.  If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises.  “Costs of Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b)

Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises.  Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine.  Landlord may collect and receive all rents and other income from the reletting.  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

(c)

Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises is located.

18.03

In lieu of calculating damages under Section 18.02, Landlord may elect to receive as damages the sum of (a) all rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting.  “Prime Rate” shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located.

18.04

If Tenant is in Default of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations.  Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.  The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease.  No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any right or remedy granted to Landlord by statute or common law, and each and every such right and remedy will be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

19.

Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively, “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs.  If all or a material portion of the rentable area of the Premises are taken by Condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  Landlord shall also have the right to terminate this Lease if there is a taking by Condemnation of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building.  If neither party terminates this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation.  Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken or for severance damages.

20.

Estoppel Certificates; Financial Statements.

20.01

Tenant will execute and deliver to Landlord, within 10 days after written request from Landlord, a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any default and the amount of rent that is due and payable. Any such estoppel certificate may be relied upon by Landlord and by any actual or prospective buyer or lender of the Property and any other third party designated by Landlord.  If Tenant fails to execute and deliver such estoppel certificate within such 10 day period, such estoppel certificate shall be binding on Tenant as prepared.

20.02

Within 10 days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requests regarding Tenant or any assignee, subtenant, or guarantor of Tenant.  Tenant represents and warrants to Landlord that each financial statement is a true and accurate statement.

21.

Notices.  All communications and notices required under this Lease shall be in writing and shall be addressed to the respective address of the receiving party.  All notices to Tenant shall be given by reputable overnight courier, U. S. mail (return receipt required, postage prepaid), or hand delivery, and shall be deemed received on the date of delivery (or attempted delivery) as evidenced by return receipt.  Any notice to Tenant may also be given by posting at the Premises and shall be effective upon such posting.  At any time during the Term, Landlord or Tenant may specify a different Notice Address (excluding post office boxes) by providing written notification to the other.

22.

Holdover.  If Tenant remains in possession of all or any part of the Premises with Landlord’s prior written consent after the expiration or termination of this Lease or of Tenant’s right to possession, such possession will constitute a month-to-month tenancy which may be terminated by either Landlord or Tenant upon 30 days written notice and will not constitute a renewal or extension of the Term.  If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance.  Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the sum of the greater of (a) Base Rent and Additional Rent due for the period immediately preceding the holdover, and (b) then-current fair market rent for the Premises as reasonably determined by Landlord.  No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all damages (including, without limitation, consequential, indirect and special) that Landlord suffers from the holdover.

23.

Relocation of the Premises.  Landlord may, at any time during the Term, relocate Tenant to comparable space within the Property. Landlord will give Tenant a written notice of its intention to relocate the Premises and Tenant will complete such relocation within the 30 days after receipt of such written notice.  Landlord shall pay all reasonable costs and expenses of such relocation (excluding any Tenant owned telecommunication equipment, lines, boards and wiring which Tenant must bear the cost of relocating and installing), and the terms and conditions of the Lease will remain in full force and effect except for any actual adjustments in Base Rent or Tenant’s Proportionate Share that may result from a square footage adjustment due to such relocation.

24.

Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE BUILDING, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE BUILDING IF THE BUILDING WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 80% OF THE VALUE OF THE BUILDING (CALCULATIONS OF EQUITY SHALL BE MADE AS OF THE INITIAL DATE TENANT NOTIFIES LANDLORD OF THE ACTUAL OR ALLEGED DEFAULT OR OTHER CLAIM).  TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY OF LANDLORD’S TRUSTEES, MEMBERS, PRINCIPALS, BENEFICIARIES, PARTNERS, OFFICERS, DIRECTORS, EMPLOYEES, MORTGAGEES (AS DEFINED IN ARTICLE 25 BELOW) OR OTHER SECURED PARTIES AND AGENTS (EACH A “LANDLORD RELATED PARTY”). NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE.  BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND ANY MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR OTHER ENCUMBRANCES ON THE BUILDING, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

25.

Subordination.  Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee”.  This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall, within ten (10) days of request therefor, execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease.  Upon request, Tenant, without charge, shall attorn to any successor to Landlord’s interest in this Lease.

26.

Force Majeure.  Landlord will not be deemed in breach or default of this Lease or have liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of breach of any covenant of quiet enjoyment or partial or constructive eviction, because of Landlord’s failure to perform any of its obligations under this Lease if the failure is due in part or in full to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond Landlord’s reasonable control (“Force Majeure”).  If this Lease specifies a time period for performance of an obligation by Landlord, that time period will be extended by the period of any delay in Landlord’s performance caused by such Force Majeure events as described herein.

27.

Miscellaneous Provisions.

27.01

Whenever the context of this Lease requires, the word “person” shall include any entity, and the singular shall include the plural and the plural shall include the singular.  If more than one person or entity is Tenant, the obligations of each such person or entity under this Lease will be joint and several.  The terms, conditions and provisions of this Lease will apply to and bind the heirs, successors, executors, administrators and assigns of Landlord and Tenant.  No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.  Time is of the essence for the performance of each term, condition and covenant of this Lease.

27.02

The captions and headings of this Lease are used for the purpose of convenience only.  This Lease contains all of the agreements and conditions made between Landlord and Tenant and may not be modified in any manner other than by a written agreement signed by both Landlord and Tenant.  Any statements, promises, agreements, warranties or representations, whether oral or written, not expressly contained herein will in no way bind Landlord and Tenant expressly waives all claims for damages by reason of any statements, promises, agreements, warranties or representations, if any, not contained in this Lease.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by a regional vice president or higher title of Landlord or of Landlord’s management company, and no custom or practice which may develop between the parties during the Term shall waive or diminish the Landlord’s right to enforce strict performance by Tenant of any terms of this Lease.  Additionally, regardless of Landlord’s knowledge of a default at the time of such acceptance, the acceptance of rent or any other payment by Landlord will not constitute a waiver by Landlord of any default by Tenant.  This Lease is governed and construed in accordance with the laws of the state in which the Premises are located, and venue of any legal action will be in the county where the Premises are located.

27.03

This Lease has been fully reviewed by both parties and shall not be strictly or adversely construed against the drafter.  If any provision contained herein is determined to be invalid, illegal or unenforceable in any respect, then (a) such provision shall be enforced to the fullest extent allowed, and (b) such invalidity, illegality, or unenforceability will not affect any other provision of this Lease.

27.04

Except as required under Articles 20 and/or 25 of this Lease, Tenant hereby agrees not to disclose any terms of this Lease without the prior written consent of Landlord or as required by law.  Tenant shall not record this Lease or any short form memorandum hereof.

27.05

All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of this Lease.

27.06

Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than the person(s) listed in the Basic Lease Information.  Landlord and Tenant each agree to indemnify the other against all costs, expenses, legal fees and other liability for commissions or other compensation claimed by any other broker or agent by reason of the act or agreement of the indemnifying party.  The provisions of this Section 27.06 shall survive the expiration or earlier termination of this Lease.

27.07

The grant of any consent or approval required from Landlord under this Lease shall be proved only by proof of a written document signed and delivered by Landlord expressly setting forth such consent or approval.  Unless otherwise specified herein, any such consent or approval may be withheld in Landlord’s sole discretion.  Notwithstanding any other provision of this Lease, the sole and exclusive remedy of Tenant for any alleged or actual improper withholding, delaying or conditioning of any consent or approval by Landlord shall be the right to specifically enforce any right of Tenant to require issuance of such consent or approval on conditions allowed by this Lease.

27.08

Tenant agrees to abide by, keep and observe, and shall cause its employees, suppliers, shippers, customers, agents, contractors and invitees to so abide by, keep and observe, all Rules and Regulations set forth in Exhibit C (the “Rules and Regulations”) and all additions and amendments to the same of which Landlord provides written notice to Tenant. Landlord will not be responsible to Tenant for any nonperformance by any other tenant, occupant or invitee of the Property of any said Rules and Regulations.

27.09

Tenant will not place any signage on or about the Property, or on any part thereof, without the prior written consent of Landlord which Landlord may withhold or condition in its sole discretion.  All Tenant signage will comply with the terms and conditions of this Lease, the all applicable Laws, and sign criteria for the Building as promulgated by Landlord from time to time and the Rules and Regulations and/or other criteria which Landlord may establish from time to time.

27.10

If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all reasonable costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs.  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

27.11

Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

27.12

Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS LEASE.

27.13

Solely for the purpose of effectuating Tenant’s indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of Tenant), Tenant specifically and expressly waives any immunity that it may be granted under applicable federal, state or local Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  Furthermore, the indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts.  The parties acknowledge that the foregoing provisions of this Section have been specifically and mutually negotiated between the parties.

27.14

Landlord and any successor Landlord have the right to sell the Property or any portion of it, or to assign its interest in this Lease, at any time and from time to time.  Upon the sale or any other conveyance by Landlord of the Property, or a portion thereof which includes the Premises, Landlord shall be released from all obligations and liability under this Lease arising out of any act, event, occurrence or omission occurring or existing after the date of such conveyance, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.

28.

Additional Provisions.

28.01

Option To Renew.

(a)

Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Term of this Lease for a term of one (1) year (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

(i)

If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is ninety (90)  days prior to the expiration of the initial Term of this Lease but no later than the date which is sixty (60)  days prior to the expiration of the initial Term of this Lease, time being of the essence.  If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

(ii)

During the Renewal Term, the Base Rent payable shall be as follows:

Period of Term	Monthly Base Rent
01/01/13 – 12/31/13	$1,274.00

(b)

If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms.  Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

(c)

The Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Renewal Option.  If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

(d)

Notwithstanding anything herein to the contrary, the Renewal Option is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

[SIGNATURE PAGE TO FOLLOW]

Submission of this Lease for examination and signature by Tenant is not an offer to lease and does not create a reservation or option to lease.  This Lease will become effective and binding only upon full execution and delivery by both Tenant and Landlord.  THIS LEASE, WHETHER OR NOT EXECUTED BY TENANT, IS SUBJECT TO ACCEPTANCE BY LANDLORD, ACTING BY ITSELF OR BY ITS AGENT BY THE SIGNATURE ON THIS LEASE OF ITS SENIOR VICE PRESIDENT, ASSISTANT VICE PRESIDENT OR REGIONAL MANAGER AND DELIVERY OF AN ORIGINAL OF SUCH SIGNATURE TO TENANT.

Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

PS BUSINESS PARKS, L.P.,
a California limited partnership

By:	PS Business Parks, Inc., a California corporation, its General Partner

	By:	/s/Eugene R. Uhlman
Eugene R. Uhlman
Regional Manager

TENANT:

TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation

By:	/s/ Shekhar Wadekar

Name:	Shekhar Wadekar

Title:	Chief Executive Officer

Tax ID Number (SSN or FEIN):

Technest Holdings, Inc. 88-037272

Technest, Inc. 26-3016293

EXHIBIT A-1

PREMISES

This Exhibit is attached to and made a part of the Lease by and between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the Tenant”) for space in the Building located at 352A Christopher Avenue, Gaithersburg, Maryland 20879.

EXHIBIT A-2

BUILDING, PROJECT AND PROPERTY

This Exhibit is attached to and made a part of the Lease by and between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the Tenant”) for space in the Building located at 352A Christopher Avenue, Gaithersburg, Maryland 20879.

EXHIBIT B

TENANT IMPROVEMENT AGREEMENT

This Exhibit is attached to and made a part of the Lease by and between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the Tenant”) for space in the Building located at 352A Christopher Avenue, Gaithersburg, Maryland 20879. Capitalized terms not otherwise defined in this Exhibit B shall have the meaning given to such terms in the Lease of which this Exhibit B is a part.

Tenant hereby accepts the demised Premises in an "as-is" condition and in no event shall Landlord be responsible for any tenant improvement work.  Any tenant improvement work shall be the sole responsibility of Tenant, shall be subject to the terms of the Lease including, without limitation, Article 9, and any and all costs for such tenant improvement work shall be paid directly by Tenant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

RULES AND REGULATIONS

This Exhibit is attached to and made a part of the Lease by and between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the Tenant”) for space in the Building located at 352A Christopher Avenue, Gaithersburg, Maryland 20879.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein.  Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

1.

Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises.  The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Property and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities.  No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord.

2.

No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord.  All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant’s expense. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval.

3.

The directory of the Building or Property, if any, will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4.

No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord.  In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant’s Premises.

5.

Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Property and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Property of any person.  During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord’s opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Property during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Property.

6.

Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord.  If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7.

The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them.  The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

8.

Tenant shall not use or keep in or on the Premises, the Building or the Property any kerosene, gasoline, or inflammable or combustible fluid or material except in strict accordance with the terms of the Lease.  Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance.  Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein.  No animals, except those assisting handicapped persons, shall be brought onto the Property or kept in or about the Premises.

9.

Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant’s Lease.

Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

10.

If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.  The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.  Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.  The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

11.

Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord’s consent.  Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Property or elsewhere.

12.

Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord.  Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law.

13.

Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

14.

Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.  The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.  Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent.  Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

15.

Each tenant shall store all its trash and garbage within the interior of the Premises or as otherwise directed by Landlord from time to time.  Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal.

16.

Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Property are prohibited and each tenant shall cooperate to prevent the same.  No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Property, without the written consent of Landlord.

17.

Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Property.  Without the prior written consent of Landlord, Tenant shall not use the name of the Building, Project or the Property or any photograph or other likeness of the Building, Project or the Property in connection with, or in promoting or advertising, Tenant’s business except that Tenant may include the Building’s, Project’s or Property’s name in Tenant’s address.

18.

Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents.  Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.  Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

19.

No Tenant is allowed to unload, unpack, pack or in any way manipulate any products, materials or goods in the common areas of the Property including the parking and driveway areas of the Property.  All products, goods and materials must be manipulated, handled, kept, and stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas of the Property.  Tenant also agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.  All products, materials and goods are to enter and exit the Premises by being loaded or unloaded through dock high doors into trucks and or trailers, over dock high loading platforms into trucks and or trailers or loaded or unloaded into trucks and or trailers within the Premises through grade level door access.  Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld.  If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord.  Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity.  If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.  Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

20.

Smoking of any kind is strictly prohibited, at all times, at any location on the Property, except in the designated smoking area which is located at the OUTSIDE PERIMETER OF THE BUILDING ONLY.  Landlord may relocate the designated smoking area at its sole discretion, at any time during the Term of this Lease.

Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations and the Parking Rules and Regulations set forth below by Tenant’s employees, agents, clients, customers, invitees and guests. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Property. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

PARKING RULES AND REGULATIONS

1.

Cars must be parked entirely within painted stall lines.

2.

All directional signs and arrows must be observed.

3.

All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.

Parking is prohibited:

(a)     in areas not striped for parking;

(b)     in aisles;

(c)     where “no parking” signs are posted;

(d)     on ramps;

(e)     in cross hatched areas; and

(f)     in such other areas as may be designated by Landlord.

5.

Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6.

Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device may not be obliterated. Devices are not transferable and any device in possession of any unauthorized holder will be void. There will be a replacement charge payable by the parker and such parker’s appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7.

Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

8.

Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9.

Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person’s agents is prohibited. The parking areas shall not be used for overnight or other storage for vehicles of any type.

10.

Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant’s employees, agents, visitors or representatives who willfully refuse to comply with the Parking Rules and Regulations and/or all applicable governmental ordinances, laws, or agreements.

11.

Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules and Regulations, as they may be in effect from time to time.

12.

Any monthly rental for parking shall be paid one month in advance prior to the first day of such month. Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due. No deductions or allowances from the monthly rental for parking will be made for days a parker does not use the parking facilities.

13.

Each parker shall pay a reasonable deposit for any parking card issued to such a person. Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost. Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card. A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.

14.

Except as provided above, No trucks, truck tractors, trailers or fifth wheel are allowed to be parked anywhere at any time within the Property other than in Tenant’s own truck dock well.  Vehicles in violation of the above shall be subject to tow-away, at vehicle owner’s expense.  Vehicles parked in public parking areas will be no larger than full-sized passenger automobiles or standard pick-up trucks.  Landlord reserves the right, without notice to Tenant, to tow away at Tenant’s sole cost and expense any vehicles parked in any parking area for any continuous period of 24 hours or more, or earlier if Landlord, in its sole discretion, determines such parking to be a hazard or inconvenience to other tenants or Landlord, or violates any rules or regulations or posted notices related to parking.  Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.  From time to time, Landlord reserves the right, upon written notice to Tenant, to change the location, the availability and nature of parking spaces, establish reasonable time limits on parking, and, on an equitable basis, to assign specific spaces with or without charge to Tenant as Additional Rent.

15.

Tenant shall at all times comply with all applicable Laws (as defined in the Lease) respecting the use of the parking facility serving the Building.

16.

LANDLORD SHALL NOT BE LIABLE FOR ANY LOSS, INJURY OR DAMAGE TO PERSONS USING THE PARKING FACILITY OR AUTOMOBILES OR OTHER PROPERTY THEREIN, IT BEING AGREED THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, THE USE OF THE SPACES SHALL BE AT THE SOLE RISK OF TENANT AND ITS EMPLOYEES.  WITHOUT LIMITING THE FOREGOING, TENANT HEREBY VOLUNTARILY RELEASES, DISCHARGES, WAIVES AND RELINQUISHES ANY AND ALL ACTIONS OR CAUSES OF ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE OCCURRING TO TENANT ARISING AS A RESULT OF PARKING IN THE PARKING FACILITY, OR ANY ACTIVITIES INCIDENTAL THERETO, WHEREVER OR HOWEVER THE SAME MAY OCCUR, AND FURTHER AGREES THAT TENANT WILL NOT PROSECUTE ANY CLAIM FOR PERSONAL INJURY OR PROPERTY DAMAGE AGAINST LANDLORD OR ANY OF THE LANDLORD RELATED PARTIES FOR ANY SAID CAUSES OF ACTION.  IN ALL EVENTS, TENANT AGREES TO LOOK FIRST TO ITS INSURANCE CARRIER AND TO REQUIRE THAT TENANT'S EMPLOYEES LOOK FIRST TO THEIR RESPECTIVE INSURANCE CARRIERS FOR PAYMENT OF ANY LOSSES SUSTAINED IN CONNECTION WITH ANY USE OF THE PARKING FACILITY.  TENANT HEREBY WAIVES ON BEHALF OF ITS INSURANCE CARRIERS ALL RIGHTS OF SUBROGATION AGAINST LANDLORD OR LANDLORD RELATED PARTIES.

17.

Landlord hereby reserves the right to enter into a management agreement or lease with another entity for the operation of the Parking Facility (“Operator”).  In such event, Tenant, upon request of Landlord, shall enter into a parking agreement upon substantially the same terms hereunder with the Operator and pay the Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Operator.  It is understood and agreed that the identity of the Operator may change from time to time during the Term.  In connection therewith, any parking lease or agreement entered into between Tenant and any Operator shall be freely assignable by such Operator or any successors thereto.

18.

If Tenant defaults with respect to the same term or condition under these Parking Rules and Regulations more than 3 times during any 12 month period, and Landlord notifies Tenant thereof promptly after each such default, the next default of such term or condition during the succeeding 12 month period, shall, at Landlord's election, constitute an incurable default.  Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under the Lease (all of which rights and remedies under the Lease are hereby incorporated herein, as though fully set forth).  Any default by Tenant under these Parking Rules and Regulations shall be a default under the Lease.

EXHIBIT D

OPERATING EXPENSES

This Exhibit is attached to and made a part of the Lease by and between PS Business Parks, L.P., a California Limited Partnership (“Landlord”), and TECHNEST HOLDINGS, INC., a Nevada corporation, and TECHNEST INC., a Delaware corporation, jointly and severally (collectively, the Tenant”) for space in the Building located at 352A Christopher Avenue, Gaithersburg, Maryland 20879.

1.

Operating Expenses.  Tenant shall pay Tenant’s Proportionate Share of the total amount of Operating Expenses (defined below) for each calendar year during the Term.

1.01

“Operating Expenses” as used in the Lease shall include all costs and expenses related to the ownership, management, operation, maintenance, replacement, improvement and repair of the Premises, Building, Project and/or Property, or any part thereof, incurred by Landlord including but not limited to:  (a) Property supplies, materials, labor, equipment, and tools; (b) Utility and Service Costs (as further described in Section 1.03 below), security, janitorial, trash removal, and all applicable service and maintenance agreements; (c) Property related legal, accounting, and consulting fees, costs and expenses, including but not limited to the cost of contests of Real Property Taxes; (as further described in Section 1.02 below); (d) Insurance Premiums for all policies deemed necessary by Landlord and/or its lenders, and all deductible amounts under such policies (as further described in Section 1.04 below); (e) costs and expenses of operating, maintaining, and repairing the Property, including but not limited to all interior areas and also driving, parking, loading, and other paved or unpaved areas (including but not limited to, resurfacing and striping and any snow and ice removal Landlord elects to conduct), landscaped areas (including but not limited to, tree trimming), building exteriors (including but not limited to, painting and roof work), signs and directories, and lighting; (f) capital improvements and replacements (including but not limited to, all financing costs and interest charges); (g) compensation (including but not limited to, any payroll taxes, worker’s compensation for employees, and customary employee benefits) of all persons, including independent contractors, who perform duties, or render services on behalf of, or in connection with the Property, or any part thereof, including but not limited to, Property operations, maintenance, repair, and rehabilitation; (h) Property management fees and the cost of providing space used by the Property manager; and (i) Real Property Taxes.

1.02

“Real Property Taxes” shall include any fee, license fee, tax, levy, charge, or assessment (hereinafter individually and/or collectively referred to as “Tax”) imposed by any authority having the direct or indirect power to tax and where such Tax is imposed against the Property, or any part thereof, or Landlord in connection with its ownership or operation of the Property, including but not limited to: (a) any Tax on rent or Tax against Landlord’s business of leasing the Property; (b) any Tax by any authority for services or maintenance provided to the Property, or any part thereof, including but not limited to, fire protection, streets, sidewalks, and utilities; (c) any Tax on real estate or personal property levied with respect to the Property, or any part thereof, and any fixtures and equipment and other property used in connection with the Property; (d) any Tax based upon a reassessment of the Property due to a change in ownership or transfer of all or part of Landlord’s interest in the Property; and, (e) any Tax replacing, substituting for, or in addition to any Tax previously included in this definition.  Real Property Taxes do not include Landlord’s federal or state net income taxes.

1.03

“Utility and Service Costs” shall include all Landlord incurred utility and service costs and expenses including but not limited to costs related to water and plumbing, electricity, gas, lighting, steam, sewer, waste disposal, and HVAC, and all costs related to plumbing, mechanical, electrical, elevator, HVAC, and other systems.

1.04

“Insurance Premiums” shall include all insurance premiums for all insurance policies maintained by Landlord from time to time related to the Property.

1.05

Throughout the Term, Tenant will pay as Additional Rent its Proportionate Share (of the Project, Property and/or Building, as designated from time to time by Landlord) of Operating Expenses which will be equal to each calendar  year’s total Operating Expenses multiplied by Tenant’s Proportionate Share.  Estimated payments shall be made monthly on or before the first day of each calendar month each in the amount of Landlord’s then current estimate as outlined below.  Tenant’s Proportionate Share will be prorated for partial months.  All Operating Expenses will be adjusted, at the election of Landlord, to reflect 95% occupancy during any calendar year in which the Project is not fully occupied.

1.06

Tenant’s Proportionate Share of Operating Expenses shall be determined and paid as follows:

(a)

Tenant’s Operating Expense estimates:  As soon as is practical following the end of each calendar year, Landlord will provide Tenant with a determination of:  (a) Tenant’s annual share of estimated Operating Expenses for the then current calendar year; (b) Tenant’s monthly Operating Expense estimate for the then current year; and, (c) Tenant’s retroactive estimate correction billing (for the period of January 1st through the date immediately prior to the commencement date of Tenant’s new monthly Operating Expense estimate) for the difference between Tenant’s new and previously billed monthly Operating Expense estimates for the then current year.

(b)

Tenant’s Proportionate Share of actual annual Operating Expenses:  Each year, Landlord will provide Tenant with a determination reflecting the total Operating Expenses for the previous calendar year.  If the total of Tenant’s Operating Expense estimates billed for the previous calendar year are less than Tenant’s Proportionate Share of the actual Operating Expenses, the determination will indicate the payment amount and date due.  If Tenant has paid more than its Proportionate Share of Operating Expenses for the preceding calendar year, Landlord will credit the overpayment toward Tenant’s future Operating Expense obligations.  Monthly Operating Expense estimates are due on the 1st of each month and shall commence in the month specified by Landlord.  Tenant’s retroactive estimate correction, and actual annual Operating Expense charges, if any, shall be due, in full, on the date(s) specified by Landlord.

2.

Unless Landlord otherwise elects, Tenant shall pay each Operating Expense in accordance with Tenant’s Proportionate Share of the Building or Tenant’s Proportionate Share of the Project or the Property, whichever is designated by Landlord.  Landlord shall have the right to make allocations (“Allocations”) to Tenant of any one or more Operating Expenses on a different basis.  Landlord shall have the right to make any such Allocations in any manner which Landlord deems reasonable (including use of estimates).  For example, if Landlord deems it reasonable to do so, Landlord shall have the right to elect at any time and from time to time (a) to make any Allocation of one or more Operating Expenses based upon Tenant’s Proportionate Share of the Building and to make other Allocations on Tenant’s Proportionate Share of the Project or the Property, (b) to make Allocations of certain Operating Expense items among less than all Tenants and/or other than based upon the respective square footages of the Tenants, (c) to make different Allocations for different Operating Expenses, and/or (d) to alter an Allocation or the method of determining an Allocation from time to time. In no event shall Landlord be liable to Tenant based upon any incorrect or disputed Allocation nor shall Tenant have any right to terminate the Lease by reason of any such Allocation.

3.

Tenant, within 60 days after receiving Landlord’s determination of Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses (excluding Real Property Tax) for the calendar year to which the statement applies.  Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review.  If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records.  If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state where the Property is located.  Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit.  Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90-day period or fails to provide Landlord with a Review Notice within the 60-day period described above, Tenant shall be deemed to have approved Landlord’s determination of Operating Expenses and shall be barred from raising any claims regarding Operating Expenses for that year.  If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice.  If Landlord and Tenant determine that Operating Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Tenant’s Proportionate Share of Operating Expenses in the amount of the overpayment by Tenant.  Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.  The records obtained by Tenant shall be treated as confidential.  In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all rent when due.